UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

ProCap Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42995	39-2767031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Lexington Avenue, Floor 2, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(305) 938-0912

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BRR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BRRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of ProCap Financial, Inc. (the “Company”) elected Benjamin Buchanan (“Buchanan”) as an independent director of the Company, effective as of the Effective Date. He is 40 years old.

Since January 2025, Mr. Buchanan has served as the Chief Executive Officer of All Current, a provider of electrical solutions. From September 2019 to July 2022, Mr. Buchanan served as Chief Financial Officer for LindFast Solutions Group, the leading master distributor of fasteners in North America. Mr. Buchanan then served as Executive Vice President and Chief Operating Officer of LindFast Solutions Group from July 2022 to October 2024. Prior to his time at LindFast Solutions Group, Mr. Buchanan served as the Chief Financial Officer of US Greenfiber, a cellulose insulation manufacturer, from July 2018 to August 2019. Additionally, Mr. Buchanan has served on the board of directors of Argus Monitoring Solutions since February 2022. Mr. Buchanan earned a degree in Economics from Samford University and an MBA from the University of Kentucky. We believe Mr. Buchanan is well qualified to serve as a member of our board of directors due to his extensive strategic, operational and broad business experience.

The Board has determined that Buchanan satisfies the independence standards set forth in Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Buchanan has been appointed to serve on the following committees of the Board: the Audit Committee, Compensation Committee, and Nomination and Governance Committee. Buchanan’s appointment to the Audit Committee restores the Audit Committee to three members and brings the Company into compliance with the requirements of Nasdaq Listing Rule 5605(c)(2)(A). Buchanan’s appointment also restores a majority of independent directors on the Board, bringing the Company into compliance with the requirements of Nasdaq Listing Rule 5605(b).

There are no arrangements or understandings between Buchanan and any other persons pursuant to which Buchanan was selected as a director. There are no family relationships between Buchanan and any director or executive officer of the Company. There are no transactions in which Buchanan has an interest requiring disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

Buchanan will participate in the Company’s standard non-employee director compensation program, the terms of which were previously disclosed in the Company’s most recent proxy statement filed with the SEC on March 2, 2026. Mr. Buchanon’s compensation will be prorated to reflect the commencement date of his Board service.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProCap Financial, Inc.

Date:	July 16, 2026	By:	/s/ Kyle Wood
		Name:	Kyle Wood
		Title:	Chief Legal Officer